August 8, 2022

    Exhibit 5.07

Entergy Louisiana, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121

Ladies and Gentlemen:

We have acted as local Texas counsel for Entergy Louisiana, LLC, a Texas limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which the Company proposes to file on or shortly after the date hereof, relating to (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) an indeterminate aggregate principal amount of (i) its Collateral Trust Mortgage Bonds (the “Collateral Trust Mortgage Bonds”), such Collateral Trust Mortgage Bonds to be issued in one or more new series under the Company’s Mortgage and Deed of Trust, dated as of November 1, 2015, with The Bank of New York Mellon, as trustee, as it has heretofore been and as may be further amended and supplemented from time to time (the Mortgage and Deed of Trust, as so amended and supplemented, being referred to herein as the “Collateral Trust Mortgage”), (ii) its First Mortgage Bonds (the “1926 Indenture Bonds”), such 1926 Indenture Bonds to be issued in one or more new series under the Company’s Indenture of Mortgage, dated September 1, 1926, with The Bank of New York Mellon, as successor trustee, as it has heretofore been and as may be further amended and supplemented from time to time (the Indenture of Mortgage, as so amended and supplemented, being referred to herein as the “1926 Indenture”), and (iii) its First Mortgage Bonds (the “1944 Mortgage Bonds”), such 1944 Mortgage Bonds to be issued in one or more new series under the Company’s Mortgage and Deed of Trust, dated as of April 1, 1944, with The Bank of New York Mellon, as successor trustee, as it has heretofore been and as may be further amended and supplemented from time to time (the Mortgage and Deed of Trust, as so amended and supplemented, being referred to herein as the “1944 Mortgage”), and (b) an indeterminate amount of the Company’s preferred membership interests (the “Preferred”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of (a) the Collateral Trust Mortgage, (b) the 1926 Indenture, and (c) the 1944 Mortgage.

In our capacity as such counsel, we have examined the Registration Statement, the Certificate of Formation, as amended, of the Company (the “Certificate of Formation”), and the Company Agreement, as amended, of the Company (the “Company Agreement”). We have also examined the Collateral Trust Mortgage, 1926 Indenture, and 1944 Mortgage, each of which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of the officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or have caused to be examined such other documents and have satisfied

Entergy Louisiana, LLC
August 8, 2022

ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the qualifications hereinafter expressed, we are of the opinion that:

1. The Collateral Trust Mortgage Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such Collateral Trust Mortgage Bonds in accordance with the Collateral Trust Mortgage;

b. such Collateral Trust Mortgage Bonds have been executed and authenticated in accordance with the Collateral Trust Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Collateral Trust Mortgage Bonds and in compliance with an appropriate order with regard to the issuance of the Collateral Trust Mortgage Bonds by the Federal Energy Regulatory Commission (the “FERC”); and

c. such Collateral Trust Mortgage Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Collateral Trust Mortgage Bonds and the Collateral Trust Mortgage.

2. The 1926 Indenture Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such 1926 Indenture Bonds in accordance with the 1926 Indenture;

b. such 1926 Indenture Bonds have been executed and authenticated in accordance with the 1926 Indenture, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such 1926 Indenture Bonds and in compliance with an appropriate FERC order with regard to the issuance of the 1926 Indenture Bonds; and

c. such 1926 Indenture Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such 1926 Indenture Bonds and the 1926 Indenture.

Entergy Louisiana, LLC
August 8, 2022

3. The 1944 Mortgage Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such 1944 Mortgage Bonds in accordance with the 1944 Mortgage;

b. such 1944 Mortgage Bonds have been executed and authenticated in accordance with the 1944 Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such 1944 Mortgage Bonds and in compliance with an appropriate FERC order with regard to the issuance of the 1944 Mortgage Bonds; and

c. such 1944 Mortgage Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such 1944 Mortgage Bonds and the 1944 Mortgage.

4. The Preferred will be legally issued, and purchasers of the Preferred will have no obligation to make payments to the Company or its creditors (other than the purchase price for the Preferred) or contributions to the Company or its creditors solely by reason of the purchasers’ ownership of the Preferred, when:

a. the Company Agreement has been validly amended by the members of the Company to establish the class of Preferred to be issued by the Company;

b. the Company’s Board of Directors has taken all necessary company action in accordance with the Certificate of Formation, the Company Agreement and the Texas Business Organizations Code to establish the terms of the applicable series of Preferred and to authorize its issuance;

c. the number of units of Preferred sold does not exceed any amount authorized to be sold by the Company’s Board of Directors;

d. certificates representing such units of such series of Preferred have been duly executed and countersigned, the terms of the Preferred sold are consistent with the terms of Preferred established in accordance with paragraph 4.b. above, and such units of Preferred have been issued and sold by the Company on the terms and conditions set forth in the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such units of Preferred and in compliance with the Certificate of Formation, Company Agreement, the Texas Business Organizations Code and an appropriate FERC order with regard to the issuance of the Preferred; and

e. the Company’s Board of Directors has taken all necessary company action in accordance with the Certificate of Formation, the Company Agreement and the

Entergy Louisiana, LLC
August 8, 2022

Texas Business Organizations Code to establish the sales price for such units of Preferred and such units of Preferred have been delivered for such consideration.

This opinion is limited to the laws of the States of New York, Louisiana and Texas. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of New York, we have relied upon the opinion of Morgan, Lewis & Bockius LLP, which is being filed as Exhibit 5.05 to the Registration Statement. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Louisiana, we have relied upon the opinion of Dawn A. Balash, Esq., Assistant General Counsel - Corporate and Securities of Entergy Services, LLC, which is being filed as Exhibit 5.06 to the Registration Statement. Dawn A. Balash, Esq., Assistant General Counsel - Corporate and Securities of Entergy Services, LLC, and Morgan, Lewis & Bockius LLP may rely on the opinions set forth above as to all matters governed by the laws of the State of Texas in rendering their opinions dated the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.07 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legality.” In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ DUGGINS WREN MANN & ROMERO, LLP